Exhibit 99.1

MAJORITY WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING
OF
THE SHAREHOLDERS
OF
JANUS RESOURCES, INC.

THE UNDERSIGNED, shareholders of Janus Resources, Inc., a Nevada Corporation (the “Company”), acting by majority written consent in lieu of a meeting pursuant to Section NRS 78.320 of the Nevada Corporate Code, hereby consent to the adoption of the following resolutions for and on behalf of the Company as of this 25th day of November, 2011:

RESOLVED, that the following individuals be elected to serve as members of the Company’s Board of directors until the next Annual Meeting of Stockholders or until their respective successors are duly elected and have qualified or their earlier resignation:

Antonino Cacace,

David Jenkins, and

Joseph Sierchio

And be it further,

RESOLVED, that the appointment of Peterson Sullivan, LLP to serve as the Company’s independent auditor for the fiscal year ending December 31, 2011, is hereby ratified; and be it further

RESOLVED, that this written consent may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, and not a facsimile signature.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned stockholders of the Corporation, have executed this unanimous written consent in lieu of meeting as of the date first above written.

Name	No. of Shares Voted in Favor of the Foregoing Resolutions	% of Class (1)
1420468 ALBERTA LTD. By: /s/ Jasbinder Chohan Name: JASBINDER CHOHAN Title: President	3,000,000	4.8%

(1) Based upon 63,075,122 shares issued and outstanding as of the date hereof.

SIGNATURE PAGES CONTINUE

Name	No. of Shares Voted in Favor of the Foregoing Resolutions	% of Class (1)
1420524 ALBERTA LTD. By: /s/ Paul Barbiero Name: PAUL BARBIERO Title: President	3,000,000	4.8%

(1) Based upon 63,075,122 shares issued and outstanding as of the date hereof.

SIGNATURE PAGES CONTINUE

Name	No. of Shares Voted in Favor of the Foregoing Resolutions	% of Class (1)
KALEN CAPITAL CORPORATION By: /s/ Harmel Rayat Name: HARMEL RAYAT Title: President	25,264,800	40.1%

(1) Based upon 63,075,122 shares issued and outstanding as of the date hereof.

SIGNATURE PAGES CONTINUE

Name	No. of Shares Voted in Favor of the Foregoing Resolutions	% of Class (1)
AGINCOURT CAPITAL LTD. By: /s/ David Jenkins Name: DAVID JENKINS Title: President	3,500,000	5.5%

(1) Based upon 63,075,122 shares issued and outstanding as of the date hereof.

SIGNATURE PAGES CONTINUE

Name	No. of Shares Voted in Favor of the Foregoing Resolutions	% of Class (1)
ANTONINO CACACE By: /s/ Antonino Cacace Name: ANTONINO CACACE Title:	500,000	Less than 1%

(1) Based upon 63,075,122 shares issued and outstanding as of the date hereof.

SIGNATURE PAGES CONTINUE

Name	No. of Shares Voted in Favor of the Foregoing Resolutions	% of Class (1)
FARGO WEST INVESTMENTS LTD. By: /s/ Jasvir Kheleh Name: JASVIR KHELEH Title: President	1,250,000	2.0%

(1) Based upon 63,075,122 shares issued and outstanding as of the date hereof.

SIGNATURE PAGES CONTINUE

Name	No. of Shares Voted in Favor of the Foregoing Resolutions	% of Class (1)
JOSEPH SIERCHIO By: /s/ Joseph Sierchio Name: JOSEPH SIERCHIO Title:	550,000	Less than 1%

(1) Based upon 63,075,122 shares issued and outstanding as of the date hereof.